Exhibit 10.08


                      RESTATED CERTIFICATE OF DESIGNATIONS
                          AND THE TERMS AND CONDITIONS
                       AND RELATIVE RIGHTS AND PREFERENCES
                          OF SERIES AA PREFERRED STOCK

                                       of

                           SPARTA SURGICAL CORPORATION


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     I, Thomas F. Reiner, President and Chairman of the Board of Sparta Surgical Corporation, a Delaware corporation (the "Corporation"), in accordance with
Section 103 of the General Corporation Law of the State of Delaware, do hereby certify that pursuant to authority conferred upon the Corporation's Board of Directors by the Restated Certificate of Incorporation, as filed in the office of the Secretary of State of Delaware and recorded in the office of the Recorder for the County of New Castle, Delaware, the Corporation's Board of Directors, by unanimous written consent dated February 11th, 1999, adopted the following resolution to restate the Certificate of Designations and the Terms and Conditions and Relative Rights and Preferences of the series of preferred stock designated as Series AA Preferred Stock:

     RESOLVED, that under the authority vested in the Corporation's Board of Directors pursuant to the Restated Certificate of Incorporation of the Corporation, that the Certificate of Designations and the Terms and Conditions and Relative Rights and Preferences respecting the series of preferred stock designated as Series AA Preferred Stock, $4.00 par value per share, shall be restated such that the powers, preferences and relative, participating, optional, redemption and other special rights, and the qualifications, limitations and restrictions of the shares of such series of preferred stock are as follows:

     (1) Designation and Stated Value. 875,000 shares of Preferred Stock, par value $4.00 per share, of the Corporation are hereby constituted as a series designated as "Series AA Preferred Stock" (hereinafter called "Series AA Preferred Stock").

     (2) Definitions. Terms used herein which are capitalized or otherwise defined shall have the meanings given to them herein, unless the context clearly requires otherwise.




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     (3)Dividends.

(a) The holders of Series AA Preferred Stock, in preference to any of the holders of any stock that is Junior and subordinate to any of the holders of any stock that is Senior (as such terms are hereinafter defined) to such series of Preferred Stock as to dividends, shall be entitled to receive out of the assets of the Corporation which are by law available for the payment of dividends, when and as declared by the Board of Directors, cumulative dividends at the per annum rate of $0.28 per share, and no more, payable either in the form of cash, common stock or some combination thereof, in the sole discretion of the Company, semi-annually in arrears on November 30th and May 31st of each year, which dividends shall be payable on the last day of the month following such period, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday (each of such periods being hereinafter called a "Dividend Period") and which dividends shall pro rated for any partial Dividend Period.

(b) Dividends on shares of Series AA Preferred Stock shall be non-cumulative. References to a stock that is "Senior" to, on a "Parity" with or "Junior" to other stock as to (1) "dividends" or (2) "liquidation" shall refer, respectively, to rights of priority of one series or class of stock over another
(i) in the payment of dividends or (ii) in the distribution of assets on any liquidation, dissolution or winding up of the Corporation. The Series AA Preferred Stock shall be Senior to the Common Stock of the Corporation (as defined in the Restated Certificate of Incorporation of the Corporation) as to dividends and liquidation. The Series AA Preferred Stock shall be Junior to the Corporation's Non-Cumulative Convertible Redeemable Preferred Stock, as defined in a Certificate of Designations filed in February 1992 as "Redeemable Convertible Preferred Stock" and the Corporation's Series A Convertible Redeemable Preferred Stock, as defined in a Certificate of Designations filed in July of 1994 as "Series A Preferred Stock" (the "Existing Preferred Stock) as to dividends and liquidation.

(c) No dividends shall be declared upon or paid to the holders of Series AA Preferred Stock in respect of any Dividend Period, unless there shall likewise be declared on or paid to shares of stock at the time outstanding, which is on a Parity therewith as to dividends, like dividends for such Dividend Period, ratably in proportion to the respective dividend rates per annum fixed therefore.

(d) The foregoing provisions of this Section 3 shall not apply to a dividend or distribution payable in shares of stock which is Junior to the Series AA Preferred Stock as to dividends and liquidation solely in shares of stock which are Junior to the Series AA Preferred Stock, or to the acquisition of shares of stock upon the conversion thereof into or in exchange solely for shares of such Junior stock.

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     (4)Conversion.

(a) Subject to the limitations set forth in the preceding Section 3 and this
Section 4, each two shares of Series AA Preferred Stock (a "Unit") then outstanding:

(i) shall be convertible, in whole or in part, into nine (9) fully paid and non-assessable shares of the Corporation's common stock, $0.002 par value (the "Common Stock") at the option of the holder of such Unit, at any time or from time to time on or before February 10, 2001 (with such period being referred to hereinafter as the "Conversion Period"), upon notice duly given as provided in this Section 4.

(ii) shall automatically convert into nine (9) shares of Common Stock in the event that during the "Conversion Period" the daily average bid and ask price of the Common Stock averages $3.00 per share or more over a thirty consecutive day period.

(b) If the Common Stock issuable upon the conversion of the Series AA Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, exchange of shares, or otherwise (other than an Extraordinary Common Stock Event, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event each holder of shares of Series AA Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series AA Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(c) In each case of an adjustment or readjustment of the conversion rate as provided for in Section 4 (b), the Company will furnish each holder of Series AA Preferred Stock with a certificate, prepared by independent public accountants of recognized standing, showing such adjustment or adjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

(d) To exercise the conversion privilege provided for in Section 4 (a)(i), a holder of Series AA Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or


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

certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series AA Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation together with the certificate or certificates representing the shares of Series AA Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series AA Preferred Stock being converted a certificate or certificates as such holder may request for the number of full shares of Common Stock issuable upon the conversion of such shares of Series AA Preferred Stock in accordance with the provisions of this Section 4 and cash, as provided in Section 4 (e), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series AA Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(e) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series AA Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series AA Preferred Stock, the Corporation shall pay to the holder of the shares of Series AA Preferred Stock which were converted a cash adjustment in respect of such fraction in an amount equal to the reported last sale price for the shares of Common Stock on any national securities exchange or automated interdealer quotation system on the trading day prior to the date of the conversion or, if the Common Stock is not listed on any national securities exchange or automated interdealer quotation system, at the fair market value
(as determined in a manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

(f) In the event that some but not all of the shares of Series AA Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series AA Preferred Stock which were not converted.

(g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series AA Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to


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effect the conversion of all outstanding shares of the Series AA Preferred
Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series AA Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(h) "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.

(i) The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon the conversion of any shares of Series AA Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of such shares of Series AA Preferred Stock in respect of which such shares are being issued.

     (5) Redemption.

(a) Subject to the limitations set forth in the preceding Section 3, the shares of Series AA Preferred Stock then outstanding shall be redeemable, in whole or in part at the option of the Corporation expressed by resolution of the Corporation's Board of Directors:

(i) at any time or from time to time following the expiration of the Conversion Period, upon notice duly given as provided in this Section 4, at a price of $10.00 per Unit, in the event the daily average bid and ask price of the Common Stock averages $2.00 per share or more over a thirty consecutive day period.

(ii) at any time or from time to time following the expiration of the Conversion Period, upon notice duly given as provided in this Section 4, at a price of $8.00 per Unit, in the event the daily average bid and ask price of the Common Stock averages $3.00 per share or more over a thirty consecutive day period.

(b) In case of a redemption of a part only of the shares of the Series AA Preferred Stock at the time outstanding, the redemption may be either pro rata

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or by lot or in such other fair and equitable manner as may be prescribed by the
Corporation's Board of Directors.

(c) Notice of every redemption of shares of Series AA Preferred Stock, in the form approved by the Corporation's Board of Directors, shall be given by mailing such notice, by first class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the applicable redemption date, to each holder of shares so to be redeemed at tie address of such holder as the same shall appear on the books of the Corporation. Each such notice shall specify the applicable redemption date and the place where payment of the applicable redemption price is to be made upon surrender for cancellation of the certificates representing shares called for redemption, if applicable, the deposit made or to be made pursuant to paragraph (d) below, and the effect thereof, the current conversion price and the number of shares of Common Stock of the Corporation issuable upon conversion of each share of Series AA Preferred Stock and the date upon which such conversion rights will terminate, and such other matters as the Corporation deems appropriate. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose mailed notice was defective. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(d) At any time before the applicable redemption date, but not prior to the date on which the notice of redemption shall be mailed, the Corporation may (but need not) deposit in trust, for the account of the holders of the shares to be redeemed, the moneys necessary for such redemption with a bank or other agent to be designated in the notice of such redemption. The making of such deposit with any such bank or other agent will not relieve the Corporation of liability for payment of the moneys necessary for such redemption. Except as otherwise required by law, any funds so deposited by the Corporation which are not required for such redemption because of the exercise of the right of conversion shall be returned to the Corporation. Any funds so deposited by the Corporation which are unclaimed by the holders of the redeemed shares at the end of two years after the applicable redemption date shall be repaid to the Corporation, after which the holders of the shares entitled thereto shall look only to the Corporation for payment thereof. Any interest accrued on moneys so deposited shall belong to the Corporation and shall be paid to it from time to time.

(e) If notice of redemption shall have been duly given as hereinabove provided, then on and after the applicable redemption date or, if the Corporation shall have made the deposit referred to in paragraph (d) above on or before the date specified therefor in the notice, then on and after the date of deposit or on



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the date of any conversion, all shares so called for redemption (unless the
Corporation shall default in providing moneys for the payment of the applicable redemption price) or converted in any conversion, shall be deemed to be no longer outstanding for any purpose, and all rights with respect to such shares, including but not limited to the right to receive dividends thereon, shall cease and terminate. The holder of any certificate for such shares so called for redemption shall have no interest in or claim against the Corporation, except the right to receive the applicable redemption price as hereinafter provided and any conversion rights not theretofore expired.

(f) At any time on or after the applicable redemption date or, if the Corporation shall elect to deposit the moneys for such redemption as provided in paragraph (d) above, then at any time on or after the date of deposit and without awaiting the applicable redemption date, the respective holders of record of the shares of Series AA Preferred Stock to be redeemed shall be entitled to receive the applicable redemption price upon actual delivery to the Corporation, or, in the event of such deposit, to the bank or agent with which such deposit shall be made, of certificates for the shares to be redeemed, such certificates, if required, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

     (6) Liquidation or Dissolution.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of Series AA Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, an amount equal to $4.00 per share of Series AA Preferred Stock held, plus an amount equal to all Accrued and Unpaid Dividends, before any payment shall be made to the holders of the Common Stock, or any other stock of the Corporation ranking as to dividends or assets Junior to the Series AA Preferred Stock, but the holders of the shares of the Series AA Preferred Stock shall not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series of or class of the Corporation's stock hereafter issued that ranks Senior as to liquidation rights to the Series AA Preferred Stock (including the Existing Preferred Stock, which has a liquidation preference of $4.00 per share) has been paid in full. The holders of the Series AA Preferred Stock and all series or classes of the Corporation's stock now or hereafter issued that ranks on a Parity as to liquidation rights with the Series AA Preferred Stock shall be entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the Senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. If, upon any liquidation, dissolution, or winding up of the Corporation, the assets to be



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distributed to the holders of the Series AA Preferred Stock (and any stock on a
Parity therewith) shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to shareholders shall be distributed to the holders of Series AA Preferred Stock and any stock on a Parity as to liquidation. Each holder of the Series AA Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of shares of Series AA Preferred Stock held by such holder bears to the total number of shares of Series AA Preferred Stock and any stock on a Parity as to liquidation then outstanding. Such payment shall constitute payment in full to the holders of the Series AA Preferred Stock upon the liquidation, dissolution, or winding up of the Corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the Series AA Preferred Stockholders, so as to be available for such payment, such Series AA Preferred Stockholders shall be entitled to no further participation in the distribution of the assets of the Corporation.

(b) A consolidation or merger of the Corporation (except into or with a subsidiary corporation) or a sale, lease, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or any reclassification of the stock of the Corporation (other than a change in par value or from no par to par, or from par to no par or as result of an Extraordinary Common Stock Event, as hereinabove defined), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 6. In no event shall the issuance of new classes of stock, whether Senior, Junior or on a Parity with the Series AA Preferred Stock, be deemed a "reclassification" under, or otherwise limited by the terms hereof.

(c) Each holder of the Series AA Preferred Stock shall have the right to elect the benefits of Section 4 hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 6. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of Series AA Preferred Stock shall be given at least 45 days' prior written notice of the date fixed and place designated for their making an election for conversion pursuant to this subsection. Such notice shall be sent by first class mail, postage prepaid, or shall be hand delivered, to each holder of record of the Series AA Preferred Stock at such holder's address as shown in the records of the Corporation. On or before the date so fixed, the holders of the Series AA Preferred Stock may elect the benefits of Section 4 hereof by notifying the Corporation of such holder's election in writing and surrendering the certificates representing such shares at the place designated in such notice. Thereupon, there shall be issued and delivered to such holder, in his name as shown on such surrendered certificate or certificates, a certificate or



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certificates for the number of shares of Common Stock to which such holder is entitled; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series AA Preferred Stock being converted are either delivered as hereinabove provided, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

(d) In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Series AA Preferred Stock, the holders of the Series AA Preferred Stock shall be entitled to a distribution of cash and/or assets equal in value to the liquidation preference stated in Section 6 (a), which valuation shall be made by the Board of Directors, and provided that such board was acting in good faith, shall be conclusive.

(e) After the payment or distribution to the holders of the Series AA Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding (excluding Common Stock held by the Corporation as treasury stock) shall be entitled to receive ratably all of the remaining assets of the Corporation.

     (7) Voting Rights.

(a) Except as otherwise expressly provided herein or as required by law, the holder of each share of Series AA Preferred Stock shall have no voting rights. In connection with any vote permitted in Section 7 (b) the holder of each share of Series AA Preferred Stock shall be entitled to one vote per share.

(b) The vote of the holders of at least 50% of all outstanding shares of Series AA Preferred Stock, voting as a separate class after proper notice, shall be required before the Corporation may (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as to directly and adversely affect the relative rights, preferences, qualifications, limitations or restrictions of :he Series AA Preferred Stock as set forth herein; (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Series AA Preferred Stock as to dividends or upon liquidation dissolution or winding up of the Corporation;
(iii) effect any reclassification of the Series AA Preferred Stock; or (iv) effect a capital reorganization of the Company or a merger or consolidation of the Company, or the sale, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the Company's properties and

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assets to any other person or persons (an "Event of Merger or Sale"), if the stockholders of the Corporation immediately prior to such Event of Merger or Sale will own less than 50% of the shares of the surviving (in the case of a merger) or acquiring (in the case of a sale of assets) corporation immediately following such merger or sale.

     (8) Required Notices. As long as any shares of the Series AA Preferred Stock remain outstanding, the Corporation shall not, without notifying the holders of the Series AA Preferred Stock (i) grant to the holders of the Corporation's Common Stock rights to purchase any shares of capital stock or any other rights; or (ii) reclassify the Common Stock, or enter into an Event of Merger or Sale (other than an Event of Merger or Sale that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock).

     (9) Severability. If any right, preference or limitation of the Series AA Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     IN WITNESS WHEREOF, Sparta Surgical Corporation has caused this certificate to be executed by Thomas F. Reiner, its President and Chairman of the Board, and Allan J. Korn, its Secretary, this 11tg day of February, 1999.

Attest:

/s/  Allan J. Korn                              /s/  Thomas F. Reiner
------------------------                        --------------------------------
Allan J. Korn, Secretary                        Thomas F. Reiner, President
                                                and Chairman of the Board


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